UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2011

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below regarding new financial obligations is incorporated by reference into this Item 1.01.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 26, 2011, Key Technology, Inc. (the “Company”) entered into Amendment No. 3 to Loan Agreement with Bank of America, N.A., its principal domestic bank (the “Bank”), originally entered into in 2008.  Amendment No. 3 amended the prior Loan Agreement between the Company and the Bank to, among other things, (i) extend the maturity date of the line of credit three years to September 30, 2014 from September 30, 2011, and (ii) change the interest rate, at the Company’s option, for both the Bank’s prime rate or the British Bankers Association LIBOR Rate (“BBA LIBOR”) options to a tiered structure based upon the Company’s achievement of a specified financial ratio.  The Company’s prime rate option will be either the Bank’s prime rate or prime minus 0.25% per annum.  The Company’s BBA LIBOR option will be either BBA LIBOR plus 1.75% or plus 1.50% per annum.  Previously, the interest rate options were either the Bank’s prime rate or BBA LIBOR plus 1.75% per annum.  There are currently no amounts outstanding under the credit facility.  A copy of Amendment No.3 to Loan Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	10.1	Amendment No. 3 to Loan Agreement,effective April 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  April 28, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Loan Agreement, effective April 26, 2011